Exhibit 4.144

EXECUTION COPY

AMENDMENT NO. 9

TO NOTE PURCHASE AGREEMENT

Dated as of February 1, 2006

This AMENDMENT NO. 9 TO NOTE PURCHASE AGREEMENT, dated as of February 1, 2006 (this “Amendment”) is made among RENTAL CAR FINANCE CORP., an Oklahoma corporation (“RCFC”), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), the entities party hereto as Conduit Purchasers (the “Conduit Purchasers”), the entities party hereto as Committed Purchasers (the “Committed Purchasers”), the entities party hereto as Managing Agents (the “Managing Agents”), and DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC (the “Administrative Agent”).

RECITALS:

A.       RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and Bank One, NA, as administrative agent, entered into that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of April 20, 2001; by that certain Amendment No. 2 to Note Purchase Agreement, dated as of January 31, 2002; by that certain Amendment No. 3 to Note Purchase Agreement, dated as of April 16, 2002; by that certain Addendum to Note Purchase Agreement, dated as of August 15, 2002; by that certain Amendment No. 4 to Note Purchase Agreement, dated as of December 12, 2002; by that certain Amendment No. 5 to Note Purchase Agreement, dated as of March 18, 2003; by that certain Amendment No. 6 to Note Purchase Agreement, dated as of December 10, 2003; by that certain Amendment No. 7 to Note Purchase Agreement, dated as of March 24, 2004; and by that certain Amendment No. 8 to Note Purchase Agreement, dated as of March 22, 2005 (the “Note Purchase Agreement”).

B.       RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 14, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001; by that certain Amendment No. 2 to Series 2000-1 Supplement, dated as of January 31, 2002; by that certain Amendment No. 3 to Series 2000-1 Supplement, dated as of April 16, 2002; by that certain Amendment No. 4 to Series 2000-1 Supplement, dated as of August 12, 2002; by that certain Amendment No. 5 to Series 2000-1 Supplement, dated as of August 15, 2002; by that certain Amendment No. 6 to Series 2000-1 Supplement, dated as of December 12, 2002; by that certain Amendment No. 7 to the Series 2000-1 Supplement, dated as of March 18, 2003; by that certain Amendment No. 8 to the Series 2000-1 Supplement, dated as of December 10, 2003; by that certain Amendment No. 9 to the Series 2000-1 Supplement, dated as of March 24, 2004; by that certain Amendment No. 10 to Series 2000-1 Supplement, dated as of May 5, 2004; and by that certain Amendment No. 11 to Series 2000-1 Supplement, dated as of March 22, 2005 (the “Supplement”).

C.        Simultaneously herewith, RCFC and Trustee are entering into that certain Amendment No. 12 to the Supplement (such amendment, together with this Amendment, the “Series 2000-1 Amendments”).

D.       The parties hereto wish to amend the Note Purchase Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.           Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meanings contained in the Note Purchase Agreement. For purposes of this Amendment, the following terms shall have the meanings set forth below:

a.         “Amendment Effective Date ” means the later of (i) February 1, 2006 and (ii) the date on which all conditions precedent to the effectiveness of this Amendment, as set forth in Section 3 hereof, have been satisfied.

2.          Amendments. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on the representations and warranties of the parties hereto set forth in this Amendment, the parties hereto hereby agree to the following amendments to the Note Purchase Agreement:

a.         Clause (iv) of the definition of “Ownership Group” in Section 1.01 of the Note Purchase Agreement is hereby amended by deleting the phrase “Delaware Funding Company, LLC” and inserting the phrase “Park Avenue Receivables Company, LLC” in lieu thereof.

b.        Schedule II to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule II attached hereto as Exhibit A and the definition of “Group Funding Limit” is hereby amended to refer to the revised Schedule II attached hereto as Exhibit A.

c.            Schedule III to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule III attached hereto as Exhibit B and the definition of “Purchaser Percentage” is hereby amended to refer to the revised Schedule III attached hereto as Exhibit B.

3.           Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon satisfaction of the following conditions precedent:

a.        The Administrative Agent shall have received counterparts of the Series 2000-1 Amendments signed by the parties thereto.

b.         Each of the representations and warranties in the Amended Series Documents (hereinafter defined) and in Sections 4 and 5 below shall be true and correct in all material respects.

c.         The Administrative Agent and the Managing Agents shall have received copies of (i) the Certificate of Incorporation and the By-Laws of RCFC, DTAG and DTG Operations, Inc. (“DTG Operations”), (ii) the board of directors resolutions of RCFC, DTAG and DTG Operations with respect to the transactions contemplated by the Series 2000-1 Amendments, and (iii) incumbency certificate of RCFC, DTAG and DTG Operations, each certified by appropriate corporate authorities.

d.        Counsel to RCFC, DTAG and DTG Operations shall have delivered to the Managing Agents favorable opinions, dated the Amendment Effective Date, reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering due authorization and such other matters as any Managing Agent shall reasonably request.

e.         Special New York counsel to RCFC, DTAG and DTG Operations shall have delivered favorable opinions, dated the Amendment Effective Date and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering enforceability and such other matters as any Managing Agent shall reasonably request.

f.         The Administrative Agent and the Managing Agents shall have received counterparts of the Fee Letter dated the Amendment Effective Date or a date prior thereto and signed by the parties thereto. Each Managing Agent shall have received payment of the fees required to be paid pursuant to such Fee Letter.

g.        All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series 2000-1 Amendments shall have been obtained or made.

h.        No Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, shall have occurred or be continuing.

i.         The Administrative Agent and Managing Agents shall have received such other documents, instruments, certificates, opinions and approvals as they may reasonably request.

4.           Representations and Warranties of RCFC. RCFC hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent, as of the date hereof and as of the Amendment Effective Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering into this Amendment:

a.        The performance of RCFC’s obligations under the Series 2000-1 Amendments and the Series Documents, as amended by the Series 2000-1 Amendments (the “Amended Series Documents”), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of RCFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to RCFC.

b.        No Governmental Action which has not been obtained is required by or with respect to RCFC in connection with the execution and delivery of the Series 2000-1 Amendments by RCFC or the consummation by RCFC of the transactions contemplated thereby or by the Amended Series Documents.

c.        Each of the Series 2000-1 Amendments has been duly authorized, executed and delivered by RCFC, and the Series 2000-1 Amendments and the Amended Series Documents are the valid and legally binding obligations of RCFC, enforceable against RCFC in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

d.        There is no pending or, to RCFC’s knowledge, threatened action, suit or proceeding by or against RCFC before any Governmental Authority or any arbitrator (i) with respect to the Series 2000-1 Amendments or any Amended Series Document or any of the transactions contemplated herein or therein, or (ii) with respect to RCFC which, in the case of any such action, suit or proceeding with respect to RCFC, if adversely determined, would have a material adverse effect on the ability of RCFC to perform its obligations hereunder or thereunder.

5.           Representations and Warranties of DTAG. DTAG hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent as of the date hereof and as of the Amendment Effective Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering this Amendment:

a.        The performance of the obligations of DTAG under this Amendment and the Amended Series Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of DTAG pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to DTAG.

b.        No Governmental Action which has not been obtained is required by or with respect to DTAG in connection with the execution and delivery of this Amendment or the consummation by DTAG of the transactions contemplated hereby or thereby or by the Amended Series Documents to which it is a party.

c.        This Amendment has been duly authorized, executed and delivered by DTAG and this Amendment and the Amended Series Documents to which it is a party are the valid and legally binding obligations of DTAG, enforceable against DTAG in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

d.        There is no pending or, to the knowledge of DTAG, threatened action, suit or proceeding by or against DTAG before any Governmental Authority or any arbitrator (i) with respect to this Amendment or any Amended Series Document to which it is a party or any of the transactions contemplated herein or therein, or (ii) with respect to DTAG which, in the case of any such action, suit or proceeding with respect to DTAG, if adversely determined, would have a material adverse effect on the ability of DTAG to perform its obligations hereunder or thereunder.

6.           Reference to and Effect on Note Purchase Agreement.

a.        Upon and after the effectiveness of this Amendment, each reference in the Note Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Note Purchase Agreement, and each reference in the Series Documents to “the Note Purchase Agreement”, “the Series 2000-1 Note Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as modified hereby.

b.        Except as specifically modified above, the Note Purchase Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The consents contained herein are limited to the specific facts and circumstances set forth therein and shall not operate as a waiver of, or a consent to any variation from, any other provision of the Note Purchase Agreement or any of the Series Documents.

c.        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Series Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Series Documents.

7.           Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.           Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.           Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

RENTAL CAR FINANCE CORP., as Seller

By: _____________________________________

Pamela S. Peck

Vice President and Treasurer

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer

By: _____________________________________

Pamela S. Peck

Vice President and Treasurer

Amendment No. 9 to NPA

BEETHOVEN FUNDING CORPORATION, as a Conduit Purchaser

By: _____________________________________

Name:

Title:

DRESDNER BANK AG, as a Committed Purchaser and as the Managing Agent for the Dresdner Ownership Group

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

Amendment No. 9 to NPA

DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC, as Administrative Agent

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

Amendment No. 9 to NPA

LIBERTY STREET FUNDING CORP., as a Conduit Purchaser

By: _____________________________________

Name:

Title:

THE BANK OF NOVA SCOTIA, as a Committed Purchaser and as the Managing Agent for the BNS Ownership Group

By: _____________________________________

Name:

Title:

DEUTSCHE BANK, AG, NEW YORK BRANCH, as a Committed Purchaser

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

Amendment No. 9 to NPA

AMSTERDAM FUNDING CORPORATION, as a Conduit Purchaser

By: _____________________________________

Name:

Title:

ABN AMRO BANK N.V., as a Committed Purchaser and as the Managing Agent for the ABN Ownership Group

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

Amendment No. 9 to NPA

PARK AVENUE RECEIVABLES COMPANY, LLC, as a Conduit Purchaser

By:	JPMorgan Chase Bank, National Association, as attorney-in-fact for Park Avenue Receivables Company, LLC

_____________________________________

Name:

Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Committed Purchaser and as the Managing Agent for the JPMorgan Ownership Group

By: _____________________________________

Name:

Title:

Amendment No. 9 to NPA

STARBIRD FUNDING CORPORATION, as a Conduit Purchaser

By: _____________________________________

Name:

Title:

BNP PARIBAS, NEW YORK BRANCH, as a Committed Purchaser and as the Managing Agent for the BNP Paribas Ownership Group

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

Amendment No. 9 to NPA

Consented to as of the date first written above:

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee

By: _____________________________________

Name:

Title:

CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH, as the Series 2000-1 Letter of Credit Provider

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

Amendment No. 9 to NPA

EXHIBIT A

SCHEDULE II

GROUP FUNDING LIMITS

Ownership Group	Group Funding Limit

BNS Ownership Group	175 million dollars ($175,000,000)[1]

Dresdner Ownership Group	160 million dollars ($160,000,000)

ABN Ownership Group	70 million dollars ($70,000,000)

JPMorgan Ownership Group	70 million dollars ($70,000,000)

BNP Paribas Ownership Group	50 million dollars ($50,000,000)

_________________________

 [1] Aggregate amount for both The Bank of Nova Scotia and Deutsche Bank, AG.

Ex. A-1

EXHIBIT B

SCHEDULE III

PURCHASER PERCENTAGES

Managing Agent	Conduit Purchaser	Committed Purchaser	Purchaser Percentage

The Bank of	Liberty Street	The Bank of Nova Scotia	20.000%
Nova Scotia	Funding Corp.

Liberty Street	Deutsche Bank, AG	13.333%
Funding Corp.

Dresdner Bank AG	Beethoven Funding	Dresdner Bank AG	30.476%
Corporation

ABN AMRO	Amsterdam Funding	ABN AMRO Bank N.V.	13.333%
Bank N.V.	Corporation

JPMorgan Chase	Park Avenue	JPMorgan Chase Bank,	13.333%
Bank, National	Receivables	National Association
Association	Company, LLC

BNP Paribas,	Starbird Funding	BNP Paribas	9.524%
New York Branch	Corporation

Ex. B-1